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                                                                     Exhibit 11




                        CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" and "Independent Auditors" in the prospectus and under the caption "Other Services" in the Statement of Additional Information, both included in Post-Effective Amendment No. 39 to the Registration Statement (Form N-1A No. 811-2918) of Dupree Mutual Funds and to the use of our report dated July 30, 1998, incorporated therein.


                                                              ERNST & YOUNG LLP


Cincinnati, Ohio
October 5, 1998